REAL INDUSTRY Announces Leadership change

Company to host conference call at 12:00 PM eT

SHERMAN OAKS, Calif., August 22, 2016 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today announced that Mr. Craig T. Bouchard, formerly Chairman and Chief Executive Officer of the Company, has stepped down from the Company. The Company’s Board of Directors has elected Mr. Kyle Ross, the Company’s Chief Financial Officer, as President, Interim Chief Executive Officer, and Chief Investment Officer and has elected Mr. William Hall as Chairman of the Board.

Mr. Hall noted, “Craig has been instrumental in leading Real Industry’s growth and development as a Nasdaq-listed public company, and we thank him for his leadership and dedication. Craig and the Board of Directors mutually agreed that this is the right time for a leadership transition now that the Real Alloy integration is complete. The Board is confident that Real Industry’s executive management team of committed and experienced professionals, including Kyle, John Miller (Executive VP of Operations), Terry Hogan (President of Real Alloy) and Michael Hobey (Chief Financial Officer of Real Alloy), possess the knowledge and expertise to deliver strong stockholder value by executing and integrating strategic acquisitions, by growing our Real Alloy business and by maximizing the value of our unique tax assets.  We wish Craig the very best in his future endeavors.”

Mr. Ross, who will continue to serve as the Company’s Chief Financial Officer until a replacement is appointed, stated, “I appreciate the Board’s support and their vote of confidence by electing me as Interim Chief Executive Officer. I am excited about the road ahead. Our vision and strategy for Real Industry remain unchanged.  Real Alloy is an excellent company, and we will enhance our focus on expanding its leading global market position in aluminum recycling while seeking new businesses in which to leverage our NOLs, with a critical focus on allocating capital wisely. I look forward to working with our talented employees to lead Real Industry in its next phase of development.”

The Board elected Mr. Ross as President, Interim Chief Executive Officer, and Chief Investment Officer and has no current plan to search for a permanent CEO.  Mr. Ross has served as the Chief Financial Officer of Real Industry since March 2011 and as an Executive Vice President since June 2010. Mr. Ross was part of the management team that sponsored Fremont General Corporation’s (“Fremont”) reorganization process and emergence from bankruptcy. During his executive tenure with the Company and its predecessor, Mr. Ross led the process to regain compliance with the SEC after emergence from bankruptcy; he led the acquisition, growth and successful divestiture of its NABCO subsidiary; he played a leading role in the due diligence and financing of the Real Alloy acquisition; has been intimately involved in Real Alloy’s integration; and has been instrumental in all of Real Industry’s finance and M&A activities. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

Mr. Hall commented, “Kyle is an energetic, fact-based leader who will execute and enhance our corporate strategy to grow long-term stockholder value at Real Industry. The Board is excited to be working with Kyle and our 1,700 employees as we take Real Industry to the next level.”

Mr. Hall, who was first elected to Real Industry’s Board in May 2015, has thirty-five years of experience as a senior executive in public companies, including Falcon Building Products (CEO), Fruit of the Loom (President/COO), and Cummins (Executive VP), and in private companies with public securities, including Eagle Industries (CEO). Mr. Hall’s expertise is in industrial operations, mergers and acquisitions, and corporate strategy.  He has served on the boards of directors for thirteen public companies.

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In connection with the Board of Directors decision to separate the Chairman and Chief Executive Officer positions, the Board also determined that there was no longer a need for the role of Lead Independent Director. Mr. Philip Tinkler, the former Lead Independent Director, remains the Chairman of the Nominating and Governance Committee and a member of the Audit Committee.

Conference Call Details

The Company will discuss today’s announcement in a conference call on Monday, August 22, 2016, at 12:00 pm ET.

Call Participants

Kyle Ross, President, Interim Chief Executive Officer, Chief Investment Officer and Chief Financial Officer of Real Industry

William (Bill) Hall, Chairman of the Board

Terry Hogan, President of Real Alloy

John Miller, Executive Vice President of Operations of Real Industry

Dial-in Numbers

•	(877) 407-9163 (Toll-free U.S. & Canada)
•	(412) 902-0043 (International)

Webcast Access

Participants may also access the live call via webcast at http://realindustryinc.equisolvewebcast.com/8-22-16-PR. The webcast will be archived and accessible for approximately 30 days.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and U.S. federal net operating loss tax carryforwards of more than $870 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements regarding the management team’s ability to deliver strong shareholder value by executing and integrating strategic acquisitions, by growing our Real Alloy business and by maximizing the value of our unique tax asset; statements relating to the execution and enhancement of our corporate strategy to grow long-term shareholder value at Real Industry; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to service, and the high leverage associated with, our indebtedness, and compliance with the terms of the indebtedness, including the restrictive covenants that constrain the

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operation of our business and the businesses of our subsidiaries; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, and subsequent Forms 10-Q, including the “Risk Factors” therein, as well as the Company’s other SEC filings, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com